Exhibit 10.68

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated April 8, 2003 (this “Agreement”), is by and between IDT Corporation, a Delaware corporation (“IDT”), and the holder of shares of common stock, par value $0.01 per share (the “Common Stock”), of IDT who is a party hereto (the “Holder”).

BACKGROUND

IDT’s common equity listed on the New York Stock Exchange consists of shares of Common Stock and shares of Class B Common Stock, par value $0.01 per share (“Class B”).

Each of the Holder and IDT wishes to exchange the number of shares of Common Stock set forth under the name of the Holder on the signature page (the “Shares”) for a like number of shares of Class B.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I.

SHARE EXCHANGE

1.1    Exchange.  Upon delivery of the certificate representing the Shares to IDT, IDT shall accept the Shares and issue to the Holder, in exchange therefor, the same number of shares of Class B (the “Exchange”). The sole consideration for the Exchange shall be the shares of Class B issued in exchange for the Shares.

1.2    Certificates.  IDT shall deliver to the Holder, as soon as practicable after accepting the Shares for exchange, a certificate representing the shares of Class B issued to the Holder in the exchange, which certificate shall be in the name of the Holder.

ARTICLE II.

REPRESENTATION

2.1    Representations by the Holder.  The Holder represents and warrants to IDT that the Holder is, or upon the exercise of options will be, the beneficial owner and the owner of record of the Shares, that the Holder has the power and authority to exchange the Shares and enter into this Agreement, and that this Agreement does not violate any other agreement, contract or understanding to which the Holder is party or to which the Shares may be subject.

ARTICLE III.

GENERAL

3.1    Further Assurances.  From time to time, as and when required by IDT, there shall be executed and delivered by the Holder such deeds and other instruments, and there shall be taken or caused to be taken by the Holder such further and other actions as shall be appropriate or necessary in order to consummate the transactions contemplated hereby.

3.2    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters

3.3    Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware.

3.4    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

IDT CORPORATION

By:	IRA GREENSTEIN

Name: Ira Greenstein
Title: President

/S/ MARC KNOLLER
HOLDER

Name:	Marc Knoller
Address:	680 Camperdown

Teaneck, NJ 07666

Number of Shares of Common: 25,000

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